EXHIBIT 10.135

ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Assignment"), dated as of February 19, 2013, between Longview Special Finance, Inc (the "Assignor"), and Alpha Capital Anstalt (the "Assignee").

WHEREAS, NaturalNano, Inc (the "Company") issued to the Assignor $500,000 8 % Senior Secured Promissory Note and all associated interest due March 6, 2009, issued on or about March 6, 2007, and

WHEREAS, the Assignor desires to assign $ 376,500 worth of his ownership interest in the Note plus all accrued interest (approximately $115,000)to Assignee, and the Assignee desires to purchase $ 376,500 worth of ownership interest in the Note plus all accrued interest from the Assignor on the terms set forth in this Agreement. The purchase price is $250,000

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 The Closing. Subject to the terms and conditions set forth in this Agreement, Assignor shall sell to Assignees its ownership interest in an aggregate 376,500 Dollars of the Note and the Assignees shall purchase from the Assignor an aggregate 376,500 Dollars of the Note.

Payment may be made by wire transfer. The closing of the Assignment (the "Closing") shall take place at the offices of Grushko & Mittman, P.C., immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Assignee:

(A) Ownership. Assignor own and is conveying to Assignees all of its rights, title and interests to the assigned portion of the Note, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the 376,500 Dollars transferred portion of the Note.

2.2 Representations and Warranties of Assignees. Assignee represents and warrants to Assignor as follows

(A) The Assignee (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill and experience in business and

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3.4 Execution. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.5 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR:

LONGVIEW SPECIAL FINANCE, INC.

By: Francois Morax
Its: Director

ASSIGNEES:

ALPHA CAPITAL ANSTALT

By: Konrad Ackermann
Its: Director

naturalnano™
delivering nanomaterial innovations

David Lubin & Associates, PLLC
10 Union Avenue
Lynbrook, NY 11563

Re: Note Assignment

Gentlemen:

Reference is hereby made to the (i) 8% Senior Secured Promissory Note dated March 6, 2007, issued by NaturalNano, Inc., a Nevada corporation (the "Company"), in the original principal amount of $500,000 (the "Note") to Longview Special Finance, Inc. (the "Holder") and (ii) Assignment Agreement dated as of February 19, 2013 (the "Assignment") between the Holder and Alpha Capital Anstalt (the "Assignee").

The Company does hereby certify the following to David Lubin & Associates, PLLC ("DL&A") so that DL&A may rely on such statements in the preparation of a legal opinion requested by the Holder in connection with the conversion of the Note.

1. Note. The outstanding principal amount of the Note as of February 19, 2013, the date of assignment, was $376,500. The Note was duly authorized and issued by the Company and represents a valid obligation of the Company to the Holder. Prior to the effectiveness of the Assignment, the Holder was the sole beneficial and record owner of the Note, free and clear of all liens, restrictions, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Note.

2. Assignment. As a result of the Assignment, the Company recognizes the Assignee as the sole beneficial and record owner of the Note, free and clear of all liens, restrictions, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Note. The Holder has no claims to the Note.

3. Issuance of the Shares. The obligation of the Company to issue shares of common stock pursuant to the terms of the Note was duly authorized by all necessary corporate action by the Company, and any shares to be issued upon the conversion of the Note in accordance with its terms shall be duly and validly issued, fully paid and non-assessable shares of common stock.

4. Affiliate Status. Neither the Holder nor any affiliates (as the term is defined in Rule 144(a)(l)) of the Holder is a direct or indirect affiliate of the Company.

Neither the Assignee nor any affiliates (as the term is defined in Rule 144(a)(l)) of the Holder is a direct or indirect affiliate of the Company.

5. SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

6. Shell Status. The Company was never and is not a shell company (as such term is described in Rule 144(i)(1)). The Company has every intention to maintain its filing obligations with the Securities and Exchange Commission.

The Company acknowledges that DL&A will rely upon the completeness and accuracy of the statements contained herein for the purpose of issuing a legal opinion on behalf of the Assignee for the purpose of removing the 1933 restrictive legend from the shares of common stock to be issued to the Assignee upon due conversion of the Note. The Company further specifically authorizes DL&A to rely on this letter and understands that DL&A would not issue such legal opinions on behalf of the Assignee without the execution and delivery of this letter by the Company.

The undersigned has full capacity and authority to execute and deliver this letter to DL&A on behalf of the Company.

Sincerely,

NATURALNANO, INC.

Name: Jim Wemett
Title: CEO

March __,2013

David Lubin & Associates, PLLC
10 Union Avenue
Suite 5
Lynbrook, NY 11563

Re: Longview Special Finance Inc. Non-Affiliate Representation Letter

Gentlemen:

This letter is to confirm that Longview Special Finance Inc. is not currently and has never been an officer, director, 10% or more shareholder or in any other way an affiliate of NaturalNano, Inc. a Nevada corporation with ticker symbol NNAN (the "Company"). We are not, and have never been, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

We acknowledge that you will rely on the representations made in this letter in determining whether the 8% Senior Secured Promissory Note dated March 6, 2007 issued by the Company may be converted into shares of common stock of the Company and sold without a restrictive legend pursuant to Rule 144. We further acknowledge that this letter may be transmitted by you to the Company and its transfer agent, and that such persons may rely upon the representations made in this letter as though this letter had been addressed to them.

Sincerely,

LONGVIEW SPECIAL FINANCE INC.

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